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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF RIVER HOLDING CORP.
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Name of Entity                                     Jurisdiction
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Hudson Respiratory Care Inc.                       California

Industrias Hudson                                  Mexico

HRC Holding Inc.                                   Delaware
 (HRC Holding Inc. is a holding
 company for 6 foreign corporations
 and 1 domestic corporation that
 collectively operate the Registrant's
 Swedish operations)